As filed with the U.S. Securities and Exchange Commission on September 5, 2023

Registration No. 333-271826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

to

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Vascular Biogenics Ltd.

(Exact name of registrant as specified in its charter)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8 HaSatat St.

Modi’in

Israel 7178106

+972-8-9935000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sam Backenroth

Chief Financial Officer

VBL, Inc.

1 Blue Hill Plaza, Suite 1509

Pearl River, NY 10965

+1-845-474-8411

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Marianne C. Sarrazin, Esq. Andrew H. Goodman, Esq. Tevia K. Pollard, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Yuval Horn, Adv. Shimrit Roznek, Adv. Horn & Co. – Law Offices Amot Investment Tower, 24th Floor 2 Weizmann Street Tel Aviv, Israel +972-3-637-8200	Thomas Bock Chief Executive Officer Notable Labs, Inc. 320 Hatch Drive Foster City, CA 94404 (415) 851-2410	Evan Kipperman, Esq. Michael Grundei, Esq. Elishama Rudolph, Esq. Wiggin and Dana LLP 281 Tresser Boulevard, 14th Floor Stamford, CT 06901 (203) 363-7600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vascular Biogenics Ltd. is filing this Amendment No. 5 to its registration statement on Form S-4 (File No. 333-271826) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1*++	Agreement and Plan of Merger, dated as of February 22, 2023, by and among Vascular Biogenics Ltd., Vibrant Merger Sub, Inc., and Notable Labs, Inc. (included as Annex A to the proxy statement/prospectus/information statement forming a part of this registration statement).
2.2*	Form of Support Agreement, by and between Vascular Biogenics Ltd. and Notable Labs, Inc. and certain directors and officers of Notable Labs, Inc.
2.3*	Form of Support Agreement, by and between Vascular Biogenics Ltd., Notable Labs, Inc., and certain directors and officers of Vascular Biogenics Ltd.
2.4*	Form of Lock-Up Agreement, by and among Notable Labs, Inc., Vascular Biogenics Ltd., and certain directors and officers of Notable Labs, Inc.
2.5*	Form of Lock-Up Agreement, by and among Notable Labs, Inc., Vascular Biogenics Ltd., and certain directors and officers of Vascular Biogenics Ltd.
3.1	Articles of Association of Vascular Biogenics Ltd. (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2023).
3.2	Memorandum of Association of Vascular Biogenics Ltd. (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2023).
4.1	Form of Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 29, 2014).

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5.1	Opinion of Horn & Co., Israeli counsel to Vascular Biogenics Ltd.
8.1*	Tax Opinion of Goodwin Procter LLP, U.S. tax counsel to Vascular Biogenics Ltd.
8.2*	Tax Opinion of Wiggin and Dana LLP, tax counsel to Notable Labs, Inc.
10.1	Employee Ownership and Share Option Plan (2011) of Vascular Biogenics Ltd., and form of agreement thereunder (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on June 6, 2014).
10.2	Employee Share Ownership and Option Plan (2014) of Vascular Biogenics Ltd., and form of Capital Gains Option Agreement thereunder (incorporated by reference to Exhibit 10.17 of the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on June 25, 2014).
10.3	Vascular Biogenics Ltd. Inducement Plan (2022) of Vascular Biogenics Ltd. and form of award agreements thereunder (incorporated by reference to Exhibit 99.1 of the Current Report on Form 6-K filed with the Securities and Exchange Commission on February 15, 2022).
10.4	Form of Release and Indemnification Agreement to be entered into between Vascular Biogenics Ltd. and its officers and directors (incorporated by reference to Exhibit 10.3 of the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on June 25, 2014).
10.5	Restated Executive Employment Agreement between Vascular Biogenics Ltd. and Dror Harats, dated January 20, 2022 (incorporated by reference to Exhibit 10.5 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2023).
10.6	Restated Consulting and Services Agreement between Vascular Biogenics Ltd. and Grand H Services Ltd., dated January 20, 2022, as amended on August 23, 2022 (incorporated by reference to Exhibit 10.6 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2023).
10.7	Employment Offer Letter between Vascular Biogenics Ltd. and Sam Backenroth, dated October 4, 2021 (incorporated by reference to Exhibit 10.7 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2023).
10.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 6-K filed with the Securities and Exchange Commission on April 12, 2021).
10.9*+	Exclusive License Agreement by and between Notable Labs, Inc. and Oncoheroes Biosciences Inc. dated October 1, 2021.
10.10*	Side Letter by and between Boehringer Ingelheim International GmbH and Oncoheroes Biosciences Inc. dated August 1, 2019, as amended by Amendment #1 effective on April 5, 2020.
10.11*+	Co-Development and Profit-Sharing Agreement between Notable Labs, Inc. and CicloMed LLC dated July 20, 2021.
10.12*	Standard Industrial/Commercial Single-Tenant Lease by and between Hatch Drive Associates and the Notable Labs, Inc., dated as of March 25, 2019.
10.13*	First Amendment to Lease Agreement by and between Hatch Drive Associates, LLC and Notable Labs, Inc., dated as of April 27, 2023.
10.14*	Amended and Restated Employment Agreement by and between Notable Labs, Inc. and Thomas Bock dated April 30, 2021.
10.15*	Employment Agreement by and between Notable Labs, Inc. and Joseph Wagner dated June 15, 2020.
10.16*	Engagement Letter by and between Notable Labs, Inc. and Scott A. McPherson dated March 1, 2023.
10.17*	2015 Stock Plan of Notable Labs, Inc.

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10.18*	Form of Series C Warrant Agreement between Notable Labs, Inc. and purchasers of Series C-1 Preferred Stock, dated June 2021.
10.19*	Form of Stock Option Award Agreement between Notable Labs, Inc. and purchasers of Series C-1 Preferred Stock, dated June 2021.
10.20*++	Stock Purchase Agreement between Notable and investors party thereto dated February 22, 2023
10.21*	Non-Binding Term Sheet between Vascular Biogenics Ltd. and Wellbeing Group Ltd., dated June 30, 2023, as amended July 25, 2023 included as Annex D to the proxy statement/prospectus/information statement forming a part of this registration statement).
23.1*	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Ltd., independent registered public accounting firm to Vascular Biogenics Ltd.
23.2*	Consent of Deloitte & Touche LLP, Independent Auditors of Notable Labs, Inc.
23.3	Consent of Horn & Co. (contained in Exhibit 5.1).
23.4*	Consent of Goodwin Procter LLP (contained in Exhibit 8.1).
23.5*	Consent of Wiggin and Dana LLP (contained in Exhibit 8.2).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
99.1*	Form of Proxy Card for Special Meeting of Shareholders of Vascular Biogenics Ltd.
99.2*	Opinion of Chardan Capital Markets LLC, financial advisor to Vascular Biogenics Ltd. (included as Annex B to the proxy statement/prospectus/information statement forming part of this registration statement).
99.3*	Consent of Chardan Capital Markets LLC, financial advisor to Vascular Biogenics Ltd.
99.4*	Consent of Dr. Thomas A. Bock to be named as director.
99.5*	Consent of Thomas I. H. Dubin to be named as director.
99.6*	Consent of Thomas Graney to be named as director.
99.7*	Consent of Peter Feinberg to be named as director.
99.8*	Consent of Michele Galen to be named as director.
99.9*	Consent of Tuomo Pätsi to be named as director.
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.
107*	Filing Fee Table.

*	Previously filed.

**	To be filed by amendment.

+	Portions of this Exhibit (indicated with [****]) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

++	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b) Financial Statements

The financial statements filed with this registration statement on Form S-4 are set forth on the Financial Statement Index and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Modi’in, country of Israel, on the 5th day of September, 2023.

VASCULAR BIOGENICS LTD.

By:	/s/ Dror Harats
Dror Harats, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dror Harats Dror Harats, M.D.	Chief Executive Officer, and Director (Principal Executive Officer)	September 5, 2023

/s/ Sam Backenroth	Chief Financial Officer	September 5, 2023
Sam Backenroth	(Principal Accounting Officer)

*	Chairman of the Board of Directors	September 5, 2023
Marc Kozin

*	Director	September 5, 2023
Ruth Alon, MBA

*	Director	September 5, 2023
Shmuel Ben Zvi, Ph.D.

*	Director	September 5, 2023
David Hastings

*	Director	September 5, 2023
Michael Rice

* By:	/s/ Dror Harats
Name:	Dror Harats, M.D.
Title:	Attorney-in-fact

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